RW Holdings
NNN REIT, Inc.

RW HOLDINGS NNN REIT, INC.
3090 BRISTOL STREET, SUITE 550
COSTA MESA, CA 92626

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/rwholdingsnnn or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E86067-P29923 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RW HOLDINGS NNN REIT, INC.

The Board of Directors recommends you vote FOR the NNN REIT Merger Proposal in Proposal 1, FOR each of the NNN REIT charter and bylaws amendments in Proposal 2, FOR each of the nominees for director in Proposal 3, FOR the ratification of the independent registered public accounting firm in Proposal 4 and FOR the adjournment proposal in Proposal 5.

	For	Against	Abstain
1. To consider and vote on a proposal to approve the merger pursuant to the Agreement and Plan of Merger dated as of September 19, 2019, by and among RW Holdings NNN REIT, Inc., Rich Uncles NNN REIT Operating Partnership, LP, Rich Uncles Real Estate Investment Trust I and Katana Merger Sub, LP (the "NNN REIT Merger Proposal").	☐	☐	☐
2. To consider and vote on proposals to amend and restate NNN REIT's charter and bylaws, as set forth in Annex D and Annex F to the accompanying Joint Proxy Statement and Prospectus.			
2a. Amendments to conform the provisions of the NASAA REIT Guidelines.	☐	☐	☐
2b. Amendments to conform the NNN REIT charter and the NNN REIT bylaws to the charter and bylaws of other non-traded REITs incorporated under Maryland law.	☐	☐	☐
2c. Amendment to revise the provisions restricting ownership and transfer of shares.	☐	☐	☐
3. For the election of seven (7) directors, each for a term expiring at the 2020 annual meeting of stockholders and until his successor is duly elected and qualifies.			
Nominees:			
3a. Aaron S. Halfacre	☐	☐	☐
3b. Raymond E. Wirta	☐	☐	☐
3c. Adam Markman	☐	☐	☐
3d. Curtis B. McWilliams	☐	☐	☐
3e. Thomas H. Nolan, Jr.	☐	☐	☐
3f. Jeffrey Randolph	☐	☐	☐
3g. Joe F. Hanauer	☐	☐	☐
4. To ratify the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐
5. To consider and vote on a proposal to authorize the adjournment of the annual meeting to allow time for further solicitation of proxies in the event there are insufficient votes present at the annual meeting, in person or by proxy, to approve the proposals at the annual meeting, if necessary and appropriate, including to approve the NNN REIT Merger Proposal or to approve any of the proposals to amend and restate NNN REIT's charter and bylaws.	☐	☐	☐

NOTE: Such other business will be transacted at the meeting as may properly come before the meeting or any postponement or adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Shareholder Letter and Form 10-K are available at www.proxyvote.com/rwholdingsnnn.

E86068-P29923

RW HOLDINGS NNN REIT, INC.
Annual Meeting of Stockholders
December 17, 2019 11:00 AM PST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Aaron S. Halfacre and Raymond J. Pacini, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RW HOLDINGS NNN REIT, INC. ("NNN REIT") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Pacific Standard Time on December 17, 2019, at the Company's principal offices located at 3090 Bristol Street, Suite 550, Costa Mesa, California 92626, and any adjournment or postponement thereof, with all power possessed by the stockholder(s) as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Joint Proxy Statement and Prospectus, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If you submit your proxy without instructions, the named proxies will vote all shares (i) FOR the NNN REIT Merger Proposal, (ii) FOR each of the NNN REIT charter and bylaws amendments, (iii) FOR all of the director nominees, (iv) FOR the ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm for the year ending December 31, 2019 and (v) FOR the adjournment proposal. Whether or not direction is made, each of the named proxies are authorized to vote this proxy in his discretion on such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side